NUMBER                                                                    SHARES



                          CENTOCOR DIAGNOSTICS, INC.
        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA
                             CLASS B COMMON STOCK
                             (10 votes per share)


THIS CERTIFIES THAT ____________________________________________________ is the
owner of ____________________________________________ shares of the CLASS B
COMMON STOCK of CENTOCOR DIAGNOSTICS, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

      The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class authorized to be issued.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________________________________________ day of
________________________ A.D. 19__.




___________________________________                   __________________________
                          SECRETARY                                  PRESIDENT
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      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
      TEN COM-as tenants in common
      TEN ENT-as tenants by the entireties
      JT TEN -as joint tenants with right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT-...........Custodian.........under
                         (Cust)             (Minor)
                       Uniform Gifts to Minors Act...............
                                                      (State)

    Additional abbreviations may also be used though not in the above list.

For Value Received,_________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[_____] ________________________________________________________________________

________________________________________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
      Dated _____________________ 19__
           In presence of
                                       _________________________________________
______________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.